UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

TH MERGER COMPANY, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32649	45-4848595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (502) 357-9000

Cogdell Spencer Inc.

4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 24, 2011, by and among Cogdell Spencer Inc. (the “Company”), Cogdell Spencer LP (the “Operating Partnership”), Ventas, Inc. (“Ventas”), TH Merger Sub, LLC (“OP MergerSub”), and TH Merger Corp, Inc. (n/k/a TH Merger Company, LLC) (“MergerSub”). Pursuant to the terms of the Merger Agreement, the Company merged with and into MergerSub (the “Merger”), with MergerSub continuing as the surviving company and a wholly-owned subsidiary of Ventas with the name “TH Merger Company, LLC” (the “Surviving Company”).

Item 1.02. Termination of a Material Definitive Agreement

On April 2, 2012, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company repaid all outstanding principal amounts and terminated the commitments under (i) that certain Amended and Restated Credit Agreement, dated March 1, 2011, among the Operating Partnership, as Borrower, the Company, as Guarantor, Bank of America, N.A., as Administrative Agent, and the other parties thereto and (ii) that certain Credit Agreement, dated as of August 2, 2011, among the Company, as Guarantor, the Operating Partnership, as Borrower, Bank of America, N.A., as Administrative Agent, and the other lenders from time to time party thereto.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 2, 2012, the Company notified the New York Stock Exchange (the “NYSE”) that, effective upon the consummation of the Merger, each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company (other than shares held by the Company, Ventas or any of their respective subsidiaries, which shares were canceled) was converted into the right to receive $4.25 in cash, and each share of 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company (other than shares held by the Company, Ventas or any of their respective subsidiaries, which shares were canceled) was converted into the right to receive $25 in cash, plus accrued and unpaid dividends thereon through and including the effective date of the Merger. The NYSE has filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Common Stock and the Series A Preferred Stock.

Item 3.03.  Material Modification to Rights of Security Holders

Effective upon consummation of the Merger, each share of Common Stock (other than shares held by the Company, Ventas or any of their respective subsidiaries, which shares were canceled) was converted into the right to receive $4.25 in cash, and each share of Series A Preferred Stock (other than shares held by the Company, Ventas or any of their respective subsidiaries, which shares were canceled) was converted into the right to receive $25 in cash, plus accrued and unpaid dividends thereon through and including the effective date of the Merger, and holders of the Common Stock and Series A Preferred Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the per share Merger consideration).

Item 5.01. Changes in Control of Registrant

On April 2, 2012, the Company merged with and into MergerSub and thereby became a wholly-owned subsidiary of Ventas. Effective April 2, 2012, the Common Stock and Series A Preferred Stock ceased trading on the NYSE.

The disclosure contained in “Item 3.03. Material Modification to the Rights of Security Holders” of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon consummation of the Merger, the Company’s directors and executive officers ceased serving in such capacities, and the managers and executive officers of Merger Sub continued as the managers and executive officers of the Surviving Company.

T. Richard Riney, Executive Vice President, Chief Administrative Officer and General Counsel of Ventas, Richard A. Schweinhart, Executive Vice President and Chief Financial Officer of Ventas, and Brian K. Wood, Senior Vice President and Chief Tax Officer of Ventas, serve on the board of managers of the Surviving Company.  The following persons serve as executive officers of the Surviving Company: Mr. Riney, Executive Vice President and Associate Secretary; Mr. Schweinhart, President and Chief Financial Officer; and Robert J. Brehl, Vice President and Chief Accounting Officer.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Following the consummation of the Merger, the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of MergerSub continued in full force and effect as the organizational documents of the Surviving Company.

The foregoing is qualified in its entirety by reference to the full text of the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement, copies of which are filed herewith as Exhibit 3.1 and 3.2 and incorporated in this Item 5.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Certificate of Formation of TH Merger Company, LLC.
3.2	Amended and Restated Limited Liability Company Agreement dated as of March 26, 2012 of TH Merger Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 3, 2012

TH MERGER COMPANY, LLC

	By:	/s/ Kristen M. Benson
	Name:	Kristen M. Benson
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Formation of TH Merger Company, LLC.
3.2	Amended and Restated Limited Liability Company Agreement dated as of March 26, 2012 of TH Merger Company, LLC.